UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street,

Philadelphia, Pennsylvania, 19102

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Notes Offering

On June 24, 2019, Radian Group Inc. (the “Company”) completed its previously announced underwritten public offering of $450 million principal amount of 4.875% Senior Notes due 2027 (the “2027 Notes,” and the offering, the “Offering”).

The 2027 Notes were issued under the Senior Indenture dated as of March 4, 2013 (the “Base Indenture”), as supplemented by the Sixth Supplemental Indenture dated as of June 24, 2019 (together with the Base Indenture, the “2019 Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). All capitalized terms in this “Senior Notes Offering” section of this Current Report on Form 8-K not otherwise defined herein have the meanings assigned to them in the 2019 Indenture.

The 2027 Notes are the Company’s unsecured senior obligations. The 2027 Notes pay interest semi-annually on March 15 and September 15 at a rate of 4.875% per year and will mature on March 15, 2027. At any time, or from time to time, prior to September 15, 2026 (the “Par Call Date”), the Company may redeem the 2027 Notes in whole or in part, at its option, at a Redemption price equal to the greater of (i) 100% of the aggregate principal amount of the 2027 Notes to be redeemed and (ii) the make-whole amount, which is the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2027 Notes to be redeemed, calculated from the redemption date to the Par Call Date, discounted to the redemption date at the Adjusted Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. At any time on or after the Par Call Date, the Company may redeem the 2027 Notes in whole or in part, at its option, at a Redemption price equal to 100% of the aggregate principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

The 2019 Indenture provides for Events of Default that may, in certain circumstances, lead to the outstanding principal and unpaid interest of the 2027 Notes becoming immediately due and payable.

The foregoing description of the 2019 Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Indenture, which is included as an exhibit hereto and is incorporated herein by reference.

The 2027 Notes were offered for sale pursuant to a prospectus and related prospectus supplement that constitute a part of the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 on February 27, 2017 (File No. 333-216275) (the “Registration Statement”).

The 2027 Notes were registered with the SEC pursuant to the Registration Statement. The material terms of the offer and sale of the 2027 Notes are described in the Company’s prospectus supplement, as filed with the SEC on June 14, 2019, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, which supplements the Company’s prospectus contained in the Registration Statement.

The net proceeds from the sale of the 2027 Notes, after deducting the underwriting discounts and commissions and estimated offering expenses, were approximately $442,330,000. The Company intends to use the net proceeds from the Offering to fund the tender offers that were made pursuant to an offer to purchase dated June 13, 2019, to pay certain fees and expenses in connection with the tender offers and otherwise for general corporate purposes, including the redemption of the Company’s 5.250% Senior Notes due 2020 (the “2020 Notes”) in accordance with the terms of the 2015 Indenture (as defined below), and which may also include redemption or repurchases of other outstanding debt securities.

Item 8.01.	Other Events.

The opinion of Drinker Biddle & Reath LLP regarding the validity of the 2027 Notes issued pursuant to the Offering is incorporated by reference in its entirety to the Registration Statement.

Tender Results

On June 20, 2019, the Company announced the results of its cash tender offers to purchase its 2020 Notes and its 7.000% Senior Notes due 2021. The tender offers were made exclusively pursuant to an offer to purchase dated June 13, 2019.

A copy of the press release announcing the tender results is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Redemption of Remaining 2020 Notes

On June 24, 2019, pursuant to Section 8.03 of the Third Supplemental Indenture, dated as of June 19, 2015, which supplements the Senior Indenture, dated as of March 4, 2013 (together, the “2015 Indenture”), between the Company and the Trustee, the Company delivered to the Trustee an officers’ certificate directing the Trustee to give notice to the holders of all outstanding 2020 Notes of the Company’s planned redemption on July 25, 2019 (the “Redemption Date”) of such outstanding 2020 Notes, of which an aggregate principal amount of approximately $27.0 million is outstanding. The Company expects the Trustee to issue the Redemption Notice on behalf of the Company to the holders of outstanding 2020 Notes on June 25, 2019. All capitalized terms in this “Redemption of Remaining 2020 Notes” section of this Current Report on Form 8-K not otherwise defined herein have the meanings assigned to them in the 2015 Indenture.

The Redemption Price will be the greater of (a) 100% of the principal amount of the 2020 Notes to be redeemed, or (b) the sum of the present values of the remaining scheduled payments of principal of and interest on the 2020 Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, as calculated by an Independent Investment Banker. The Adjusted Treasury Rate will be calculated on the second business day preceding the Redemption Date. The Company will publicly announce the Redemption Price as soon as reasonably practical after it is calculated. The Redemption Price is payable together with accrued and unpaid interest on the Notes.

On the Redemption Date, the Redemption Price will become due and payable upon each 2020 Note to be redeemed, and interest thereon, if any, will cease to accrue on and after the Redemption Date.

The foregoing description of the 2015 Indenture is qualified in its entirety by reference to the 2015 Indenture as previously filed with the Securities and Exchange Commission on June 19, 2015.

On June 20, 2019, the Company issued a press release announcing that it intends to redeem all outstanding 2020 Notes on the Redemption Date. A copy of the press release announcing this planned redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Senior Indenture dated as of March 4, 2013 between the Company and U.S. Bank National Association, as Trustee (incorporated by reference to the Company’s Current Report on Form 8-K (file no. 1-11356) dated February 27, 2013 and filed on March 4, 2013)

4.2	Sixth Supplemental Indenture dated as of June 24, 2019 between the Company and U.S. Bank National Association, as Trustee

4.3	Form of 4.875% Senior Notes due 2027 (included as Exhibit A to the Sixth Supplemental Indenture in Exhibit 4.2)

5.1	Opinion of Drinker Biddle & Reath LLP dated June 24, 2019 (4.875% Senior Notes due 2027 of the Company)

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

99.1	Press Release dated June 20, 2019 announcing tender results and planned redemption

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: June 24, 2019	By:	/s/ J. Franklin Hall
J. Franklin Hall
Chief Financial Officer